Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On July 16, 2021, Legacy Celularity, GX, First Merger Sub and Second Merger Sub, consummated the Business Combination. In connection with the closing of the Business Combination, GX changed its name from GX Acquisition Corp. to Celularity Inc.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021 present the combination of the financial information of GX and Legacy Celularity after giving effect to the Business Combination, Palantir Technologies Investment and PIPE Financing and related adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021 gives pro forma effect to the Business Combination, Palantir Technologies Investment and PIPE Financing as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination, Palantir Technologies Investment, and PIPE Financing as if they were completed on June 30, 2021.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited annual historical financial statements and unaudited interim historical financial statements of each of GX and Legacy Celularity and the notes thereto, as well as the disclosures contained in the sections entitled “GX’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Celularity’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Legacy Celularity’s financial condition or results of operations would have been had the Business Combination, Palantir Technologies Investment and PIPE Financing occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Celularity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Description of the Business Combination

On the Closing Date, First Merger Sub merged with and into Legacy Celularity, with Legacy Celularity surviving the First Merger as a wholly owned subsidiary of GX. Immediately following the First Merger, and as part of the same overall transaction as the First Merger, Legacy Celularity merged with and into the Second Merger Sub with Second Merger Sub being the surviving entity of the Second Merger. Upon the consummation of the Business Combination, all holders of Legacy Celularity Capital Stock, Legacy Celularity Warrants, and Legacy Celularity Options received or had the right to receive shares of the Class A Common Stock at a deemed value of approximately $10.20 per share after giving effect to the Exchange Ratio of 0.7686 resulting in 122,487,170 shares of the Class A Common Stock immediately issued and outstanding and 41,534,480 shares to be reserved for the potential future issuance of the Class A Common Stock upon the exercise of the Company’s stock options and upon the exercise of the Warrants, based on the following transactions that occurred on the Closing Date:

●	the conversion of all outstanding shares of Legacy Celularity Preferred Stock into shares of Legacy Celularity Common Stock at the then-effective conversion rate pursuant to the Legacy Celularity Charter;

●	the cancellation of each issued and outstanding share of Legacy Celularity Common Stock (including shares of Legacy Celularity Common Stock resulting from the conversion of shares of Legacy Celularity Preferred Stock described above) and the conversion into the right to receive a number of shares of Class A Common Stock equal to the Exchange Ratio;

●	the cancellation of each share of Legacy Celularity Capital Stock held in treasury without any conversion or payment.

●	the conversion of each outstanding and unexercised Legacy Celularity Warrant into a right to purchase shares of GX Class A Common Stock (a “Converted Warrant”) on the same terms and conditions as were applicable to the Legacy Celularity Warrant immediately prior to the Mergers, except that the Converted Warrants will be adjusted by the Exchange Ratio; and

●	the conversion of all outstanding and unexercised vested and unvested Legacy Celularity Options into options exercisable for shares of the Class A Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which will be affected by the Exchange Ratio.

Accounting for the Business Combination

The Business Combination is accounted for as a reverse recapitalization in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, GX is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Legacy Celularity stockholders comprising a relative majority of the voting power of the Company, Legacy Celularity’s operations prior to the acquisition comprising the only ongoing operations of the Company, the majority of Legacy Celularity’s board of directors being appointed by the Company, and Legacy Celularity’s senior management comprising a majority of the senior management of the Company. Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Legacy Celularity with the Business Combination being treated as the equivalent of Celularity issuing stock for the net assets of GX, accompanied by a recapitalization. The net assets of GX will be stated at historical costs, with no goodwill or other intangible assets recorded.

Other Events in Connection with the Business Combination

GX was required to complete its initial Business Combination by May 23, 2021. On May 14, 2021, at a special meeting of GX stockholders, a vote to extend the time to consummate the initial Business Combination from May 23, 2021 to July 31, 2021 was approved (the “Extension”). In connection with this vote, shareholders exercised their right to redeem 16,169,996 shares of GX Class A Common Stock at a price of approximately $10.15 per share. Approximately $164.1 million was removed from the Trust Account to pay the stockholders, leaving a balance in the Trust Account of approximately $127.7 million. In connection with the Extension, GX agreed to deposit into the Trust Account $0.025 per share for each month of the Extension period, pro-rated for partial months during the Extension period, resulting in a maximum contribution of $0.0565 per share of GX Class A Common Stock that was not redeemed.

On July 14, 2021, at a special meeting of GX stockholders, the Business Combination was approved. In connection with this vote, shareholders exercised their rights to redeem 9,174,705 shares of GX Class A Common Stock at a price of approximately $10.20 per share. Approximately $93.6 million from the Trust Account was used to pay the stockholders, leaving a balance in the Trust Account of approximately $34.0 million.

In connection with the Business Combination, GX issued and sold 8,340,000 shares of its Class A Common Stock at a purchase price of $10.00 per share pursuant to the PIPE Financing and Palantir Technologies purchased 2,000,000 shares of Class A Common Stock at $10.00 per share.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures about Acquired and Disposed Businesses, as adopted by the SEC in May 2020 (“Article 11”). The amended Article 11 is effective on January 1, 2021. The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, does not necessarily reflect what the actual consolidated results of operations would have been had the acquisition occurred on the dates assumed and may not be useful in predicting the future consolidated results of operations or financial position. The Company’s results of operations and actual financial position may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The Company will incur additional costs after the Closing in order to satisfy its obligations as an SEC-reporting public company. In addition, the Company has adopted the Celularity Inc. 2021 Equity Incentive Plan and the Celularity Inc. 2021 Employee Stock Purchase Plan. No adjustment to the unaudited pro forma statement of operations has been made for these items as the amounts are not yet known.

Unaudited Pro Forma Condensed Combined Balance Sheet
June 30, 2021
(in thousands)

	GX (Historical)	Legacy Celularity (Historical)	Transaction Accounting Adjustments		Pro Form Combined
ASSETS
Current assets:
Cash and cash equivalents	$—	$8,197	$80,400	A	$106,182
			20,000	B
			34,775	C
			(10,813)	D
			(5,972)	E
			(604)	F
			(15,046)	G
			391	H
			(5,146)	I
Accounts receivable, net of allowance	—	930	—		930
Note receivable	—	2,065	—		2,065
Inventory	—	4,472	—		4,472
Prepaid expenses	58	7,794	—		7,852
Other current assets	—	1,506	—		1,506
Total current assets	58	24,964	97,985		123,007
Property and equipment	—	90,337	—		90,337
Goodwill	—	123,304	—		123,304
Intangible assets, net	—	124,292	—		124,292
Restricted cash	—	14,722	—		14,722
Marketable securities held in trust account	128,357	—	(93,582)	K	—
		—	(34,775)	C
Inventory, net of current portion	—	3,064	—		3,064
Other long-term assets	—	7,202	(6,848)	F	354
Total Assets	$128,415	$387,885	$(37,220)		$479,080
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$134	$6,682	$(301)	F	$6,515
Accrued expenses and other current liabilities	6,048	13,394	(5,972)	E	13,167
			(303)	F
Current portion of financing obligation	—	8,039	(5,000)	I	3,039
Deferred revenue	—	5,100	—		5,100
Promissory notes – related party	1,109	—	(1,109)	H	—
Total current liabilities	7,291	33,215	(12,685)		27,821

Unaudited Pro Forma Condensed Combined Balance Sheet — (continued)
June 30, 2021
(in thousands)

	GX (Historical)	Legacy Celularity (Historical)	Transaction Accounting Adjustments		Pro Form Combined
Deferred revenue, net of current portion	—	6,062	—		6,062
Acquisition-related contingent consideration	—	304,071	—		304,071
Financing obligations	—	27,961	—		27,961
Warrant liabilities	29,350	114,319	(114,319)	L	31,450
			2,100	H
Deferred income tax liabilities	—	7	—		7
Deferred underwriting fees	10,813	—	(10,813)	D	—
Other liabilities	—	342	—		342
Total liabilities	47,454	485,977	(135,717)		397,714
Redeemable convertible preferred stock
Series A	—	184,247	(184,247)	N	—
Series B	—	290,866	(290,866)	N	—
Series X	—	75,000	(75,000)	N	—
Common stock subject to possible redemption	128,365	—	(93,582)	K	—
			(34,783)	O
Stockholder’s equity (deficit)
Class A common stock	—	—	—		—
Class B common stock	1	—	(1)	M	—
Common stock	—	1	1	A	12
			8	N
			2	M
Treasury stock, at cost	—	(256)	256	P	—
Additional paid-in capital	—	61,629	80,399	A	791,679
			20,000	B
			(6,848)	F
			(15,046)	G

			114,319	L
			550,105	N
			34,783	O
			(256)	P
			(47,405)	Q
			(1)	M
Retained earnings (accumulated deficit)	(47,405)	(709,579)	(600)	H	(710,325)
			47,405	Q
	—	—	(146)	I
Total stockholders’ equity (deficit)	(47,404)	(648,205)	776,975		81,366
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$128,415	$387,885	$(37,220)		$479,080

Unaudited Pro Forma Condensed Combined
Statement of Operations for the Six Months Ended
June 30, 2021
(in thousands, except share and per share amounts)

	GX (Historical)	Legacy Celularity (Historical)	Transaction Accounting Adjustments		Pro Form Combined
Net revenues
Product sales and rentals	$—	$1,885	$—		$1,885
Services	—	2,861	—		2,861
License, royalty and other	—	1,111	—		1,111
Total revenues	—	5,857	—		5,857

Operating expenses:
Cost of goods sold (excluding amortization of acquired intangible assets)
Product sales and rentals	—	1,387	—		1,387
Services	—	1,295	—		1,295
License, royalty and other	—	—			—
Research and development	—	39,901	—		39,901
Selling, general and administrative	—	36,489	—		36,489
Operation costs	3,589	—	—		3,589
Change in the fair value of contingent consideration liability	—	30,704	—		30,704
Amortization of acquired intangible assets	—	1,087	—		1,087
Total operating expenses	3,589	110,863	—		114,452
Loss from operations	(3,589)	(105,006)	—		(108,595)
Other (expense) income
Interest income	37	269	—		306
Interest expense	—	(1,569)	—		(1,569)
Income (expense) related to warrant liabilities	34,450	(37,679)	37,679	AA	34,450
Other (expense) income, net	1	(2,031)	—		(2,030)
Total other income (expense)	34,488	(41,010)	37,679		31,157
Income (loss) before income taxes	30,899	(146,016)	37,679		(77,438)
Income tax benefit (expense)	—	—	—		—
Net income (loss)	$30,899	$(146,016)	$37,679		$(77,438)
Income (loss) per share
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	20,502,385
Basic and diluted net income per share, Class A common stock subject to possible redemption	$—
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	11,236,276
Basic and diluted net loss (income) per share, Non-redeemable common stock	$2.75
Weighted average shares outstanding, basic and diluted		23,991,129			123,464,113
Basic and diluted net loss per share		$(6.09)			$(0.63)

Unaudited Pro Forma Condensed Combined
Statement of Operations for the Year Ended
December 31, 2020
(in thousands, except share and per share amounts)

	GX (Historical)	Legacy Celularity (Historical)	Transaction Accounting Adjustments		Pro Form Combined
Net revenues
Product sales and rentals	$—	$6,854	$—		$6,854
Services	—	5,556	—		5,556
License, royalty and other	—	1,868	—		1,868
Total revenues	—	14,278	—		14,278

Operating expenses:
Cost of goods sold (excluding amortization of acquired intangible assets)
Product sales and rentals	—	2,247	—		2,247
Services	—	2,294	—		2,294
License, royalty and other	—	391			391
Research and development	—	52,707	—		52,707
Selling, general and administrative	—	31,336	—		31,336
Operation costs	4,220	—	—		4,220
Change in the fair value of contingent consideration liability	—	(55,566)	—		(55,566)
Amortization of acquired intangible assets	—	3,394	—		3,394
Impairment of acquired intangible assets	—	129,400	—		129,400
Total operating expenses	4,220	166,203	—		170,423
Loss from operations	(4,220)	(151,925)	—		(156,145)
Other (expense) income
Interest income	1,779	370	—		2,149
Interest expense	—	(2,354)	—		(2,354)
Loss on the sale of business	—	(4,434)	—		(4,434)
Expenses related to warrant liabilities	(46,630)	(58,686)	58,686	AA	(46,630)
Other income, net	2	4,096	—		4,098
Total other (expense) income	(44,849)	(61,008)	58,686		(47,171)
Loss before income taxes	(49,069)	(212,933)	58,686		(203,316)
Income tax (expense) benefit	(192)	4,700	—		4,508
Net income (loss)	$(49,261)	$(208,233)	$58,686		$(198,808)
Loss per share
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	25,105,895
Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.04
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	10,831,605
Basic and diluted net loss (income) per share, Non-redeemable common stock	$(4.64)
Weighted average shares outstanding, basic and diluted		23,963,119			120,652,412
Basic and diluted net loss per share		$(8.69)			$(1.65)

Notes to Unaudited Pro forma Condensed Combined Financial Statements
(in thousands except share and per share amounts)

1. Basis of Presentation

The Business Combination is being accounted for as a reverse recapitalization in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, GX has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Legacy Celularity stockholders comprising a relative majority of the voting power of the Company, Legacy Celularity’s operations prior to the acquisition comprising the only ongoing operations of the Company, the majority of the Company’s board of directors being appointed by Legacy Celularity and Legacy Celularity’s senior management comprising a majority of the senior management of the Company. Accordingly, for accounting purposes, the financial statements of the Company are represented a continuation of the financial statements of Legacy Celularity with the Business Combination being treated as the equivalent of Legacy Celularity issuing stock for the net assets of GX, accompanied by a recapitalization. The net assets of GX will be stated at historical costs, with no goodwill or other intangible assets recorded.

The Company management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this proxy statement/prospectus. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Balance sheet

A.	Reflects the proceeds of $83,400 from the issuance and sale of 8,340,000 shares of Class A Common Stock at $10.00 per share pursuant to the PIPE Subscription Agreements entered into in connection with the PIPE Financing, net of $3,000 of issuance costs.

B.	Reflects the Palantir Technologies purchase of 2,000,000 shares of Class A Common Stock at $10.00 per share for proceeds of $20,000.

C.	Reflects the liquidation and reclassification of $34,775 of marketable securities held in the GX Trust Account to cash and cash equivalents that becomes available for general corporate use by the Company following the Closing.

D.	Represents the payment of GX’s deferred underwriting fees of $10,813 that becomes payable upon the Closing.

E.	Represents the payment of $5,972 of transaction costs accrued by GX at June 30, 2021.

F.	Reflects the elimination of $6,848 of transaction costs incurred by Legacy Celularity, and payment of $301 which were in accounts payable, and $303 which were accrued at June 30, 2021 and $6,244 were paid at June 30, 2021. The transaction costs are recorded as a reduction of the net assets of GX received upon the Business Combination and offset against additional paid-in capital.

G.	Represents additional estimated direct and incremental transaction costs of $25,351 incurred by GX and Legacy Celularity and paid upon the Closing of the Business Combination of the total incremental transaction costs, $15,046 were paid in cash and $10,305 were paid through the issuance of common stock. The transaction costs are recorded as a reduction of the net assets of GX received upon the Business Combination and offset against additional paid-in capital.

H.	Reflects additional borrowings of $391 from related parties for amounts due monthly for extension of the period of time for which GX was required to consummate a Business Combination and other borrowings by GX from related parties and settlement of the total related party borrowings of $1,500 ($1,109 borrowed at June 30, 2021, plus $391 borrowed in July 2021 prior to closing) through the issuance of 1,499,999 warrants to purchase Class A Common Stock at an initial exercise price of $11.50 per share. The fair value of the warrants issued is $2,100, resulting in a charge to equity of $600.

I.	Reflects payment of short-term borrowings of Celularity of $5,146, which consisted of a repayment of $5,000 in principal plus $146 in interest and other fees.

J.	[Intentionally left blank]

K.	Represents the redemption of 9,174,705 GX Class A common stock shares at a redemption price of $10.20 per share at closing for a total amount of $93,582.

L.	Represents the reclassification of the Legacy Celularity warrant liabilities to equity.

M.	To eliminate GX Class B Common stock and to adjust par value for shares outstanding.

N.	Reflects the conversion of Legacy Celularity’s outstanding redeemable convertible preferred stock into Class A Common Stock.

O.	Reflects the reclassification of GX Class A common stock no longer subject to possible redemption to permanent equity.

P.	Reflects the elimination of Legacy Celularity’s treasury stock.

Q.	Reflects the elimination of GX’s historical accumulated deficit.

Statement of operations

AA.	Represents the elimination of the expense associated with the Legacy Celularity warrant liabilities as the warrants are being reclassified to equity as a result of the Business Combination (see Balance Sheet — note L).

3. Loss per share

Represents the net loss per share calculated using the basic and diluted weighted average shares of common stock outstanding as a result of the pro forma adjustments. As the Business Combination, Palantir Technologies Investment and PIPE Financing are being reflected as if they had occurred as of January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares to be issued and outstanding upon the Closing have been outstanding for the entire periods presented. The shares of Class A Common Stock redeemed by GX public stockholders are eliminated as of January 1, 2020.

The unaudited pro forma condensed combined financial information are based on historical GX weighted averages shares outstanding:

	Year Ended December 31, 2020	Six Months Ended June 30, 2021
Pro forma net loss	$(198,808)	$(77,438)
Weighted average shares outstanding, basic and diluted	120,652,412	123,464,113
Basic and diluted net loss per share(1)	$(1.65)	$(0.63)
Weighted average shares outstanding, basic and diluted
Legacy Celularity stockholders	98,742,670	101,554,371
Palantir Technologies	2,000,000	2,000,000
PIPE Investors	8,340,000	8,340,000
GX Public Common	3,405,299	3,405,299
Transactions fees paid in stock	976,943	976,943
GX Sponsor	7,187,500	7,187,500
	120,652,412	123,464,113

(1)	Outstanding options and warrants are anti-dilutive due to the reported net losses and are not included in the calculation of diluted net loss per share.